Exhibit 99.1
GitLab Reports Third Quarter Fiscal Year 2024 Financial Results

Quarterly revenue of $149.7 million, up 32% year-over-year

Fiscal Third Quarter Highlights:
•Total revenue of $149.7 million
•GAAP operating margin of (27)%; Non-GAAP operating margin of 3%
•GAAP net loss per share of $(1.84); Non-GAAP net income per share of $0.09

San Francisco (December 4, 2023) - All-Remote - GitLab Inc. (NASDAQ: GTLB), The DevSecOps Platform, today reported financial results for its third quarter fiscal year 2024, ended October 31, 2023.

“We delivered a strong quarter, which was driven by the continued adoption of our DevSecOps Platform,” said Sid Sijbrandij, GitLab CEO and co-founder. “GitLab is the only DevSecOps company that integrates security, compliance, and AI into one platform. With enterprises facing complexity from all directions, they need a partner to help them realize business value. GitLab helps improve developer productivity and reduces software spend, which is why our customers report seeing 7x faster cycle times with GitLab.”

“Revenue grew 32% year-over-year, which demonstrates continued business momentum driven by our market-leading platform approach,” said Brian Robins, GitLab chief financial officer. We continue to grow responsibly and delivered over 2,200 basis points of non-GAAP operating margin expansion. I am pleased to share that we had our first quarter of non-GAAP operating profit while continuing to invest in key product areas including security, compliance, AI, and Enterprise Agile Planning.”

Third Quarter Fiscal Year 2024 Financial Highlights (in millions, except per share data and percentages):

	Q3 FY 2024	Q3 FY 2023	Y/Y Change
Revenue	$149.7	$113.0	32%
GAAP Gross margin	90%	87%
Non-GAAP Gross margin	91%	89%
GAAP Operating loss	$(40.3)	$(57.0)	$16.7
Non-GAAP Operating income (loss)	$4.7	$(21.6)	$26.3
GAAP Net loss attributable to GitLab	$(285.2)	$(48.5)	$(236.7)
Non-GAAP Net income (loss) attributable to GitLab	$14.4	$(15.2)	$29.6
GAAP Net loss per share attributable to GitLab	$(1.84)	$(0.33)	$(1.51)
Non-GAAP Net income (loss) per share attributable to GitLab	$0.09	$(0.10)	$0.19
A reconciliation between GAAP and non-GAAP financial measures is contained in this release under the section titled “Non-GAAP Financial Measures.”

Business Highlights:

•Customers with more than $5,000 of ARR increased to 8,175, up 26% from Q3 of fiscal year 2023.
•Customers with more than $100,000 of ARR increased to 874, up 37% from Q3 of fiscal year 2023.
•Dollar-Based Net Retention Rate was 128% in Q3 of fiscal year 2024.
•Announced updates to GitLab Duo, the company’s suite of Artificial Intelligence (“AI”) capabilities, including:
◦The beta release of GitLab Duo Chat, a natural-language AI assistant that provides users with real-time guidance, insights, and suggestions to help analyze code, assist with planning, understand and fix security issues, and troubleshoot CI/CD pipeline failures.
◦Code Suggestions, which helps development, security, and operations teams create new code and update existing code to reduce cognitive load, improve efficiency, and enable them to build more secure software faster, will be generally available in the GitLab 16.7 December 2023 product release.
◦The beta release of Vulnerability Summary, which provides AI-generated explanations of security vulnerabilities and suggestions for how to fix them.
•Launched a new self-serve portal where customers can configure and maintain their GitLab Dedicated instances to create a better onboarding experience for new customers.
•Announced the 9th annual Global DevSecOps Report: The State of AI in Software Development, which found that since developers only spend 25% of their time writing code, optimizing the entire software development lifecycle can lead to 7x faster cycle times.
•Named the 2023 Google Cloud Technology Partner of the Year for DevOps, Application Development.
•In Q3 of fiscal year 2024, as a step towards optimizing its long-term tax position, the Company recorded an estimated non-recurring income tax adjustment based on proactive discussions with the US and Dutch tax authorities for a potential bilateral Advance Pricing Agreement. The proposed agreements between the Company, the US and the Dutch tax authorities are not yet final.

Fourth Quarter and Fiscal Year 2024 Financial Outlook

For the fourth quarter and fiscal year 2024, GitLab Inc. expects (in millions, except share and per share data):

	Q4 FY 2024 Guidance	FY 2024 Guidance
Revenue	$157.0 - $158.0	$573.0 - $574.0
Non-GAAP operating income (loss)	$5.0 - $6.0	$(10.0) - $(9.0)
Non-GAAP net income per share assuming approximately 164 million and 162 million weighted average shares outstanding during Q4 FY2024 and FY2024, respectively.	$0.08 - $0.09	$0.12 - $0.13

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below in Non-GAAP Financial Measures. We have not provided the most directly comparable GAAP financial guidance measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP guidance for operating loss and net loss per share to the corresponding GAAP measures is not available.

Conference Call Information

GitLab will host a conference call today, December 4, 2023, at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss its third quarter of fiscal 2024 financial results. Investors and analysts should register for the call in advance by visiting https://gitlab.zoom.us/webinar/register/WN_lvtHHkZkSuWcvPCUgF-Y6g#/registration. A replay of the call will be available on GitLab’s investor relations website (ir.gitlab.com).

About GitLab

GitLab is the most comprehensive DevSecOps Platform that empowers organizations to maximize the overall return on software development by delivering software faster and efficiently, while strengthening security and compliance. GitLab’s single application is easier to use, leads to faster cycle time and allows visibility throughout and control over all stages of the DevSecOps lifecycle. With GitLab, every team in your organization can collaboratively plan, build, secure, and deploy software to drive business outcomes faster with complete transparency, consistency and traceability.

Non-GAAP Financial Measures

GitLab believes non-GAAP measures are useful in evaluating its operating performance. GitLab uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GitLab believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, gain from a deconsolidation of a subsidiary, equity method investment loss, changes in the fair value of acquisition related contingent consideration, charitable donation of common stock, restructuring charges, a non-recurring income tax adjustment related to bilateral advance pricing agreement (“BAPA”) negotiations, and other expenses that the Company believes are not indicative of its ongoing operations. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release and the accompanying earnings call contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following:

• our ability to effectively manage our growth;
• our revenue growth rate in the future;
• our ability to achieve and sustain profitability, our business, financial condition, and operating results;
• intense competition in our markets and loss of market share to our competitors;
• the market for our services may not grow;
• a decline in our customer renewals and expansions;
• fluctuations in our operating results;
• our incorporation of artificial intelligence features into our products;
• our transparency;
• our publicly available company Handbook;
• security and privacy breaches;
• customers staying on our free self-managed or SaaS product offering;
• our limited history operating as a public company;
• our ability to respond to rapid technological changes;
• our ability to accurately predict the long-term rate of customer subscription renewals or adoption, or the impact of these renewals and adoption;
• our hiring model;
• the effects of ongoing armed conflict in different regions of the world on our business; and
• general economic conditions (including changes in interest rates, inflation, uncertainty of the federal budget, increased volatility in the capital markets and instability in the global banking sector) and slow or negative growth of our markets.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Operating Metrics

Annual Recurring Revenue (“ARR”): We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.

Dollar-Based Net Retention Rate: We calculate Dollar-Based Net Retention Rate as of a period end by starting with our customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these customers as of the current period end (“Current Period ARR”). The calculation of Current Period ARR includes any upsells, price adjustments, user growth within a customer, contraction, and attrition. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the Dollar-Based Net Retention Rate.

GitLab Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	October 31, 2023(1)	January 31, 2023(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$285,309	$295,402
Short-term investments	704,325	641,249
Accounts receivable, net of allowance for doubtful accounts of $403 and $1,564 as of October 31, 2023 and January 31, 2023, respectively	135,614	130,479
Deferred contract acquisition costs, current	27,196	26,505
Prepaid expenses and other current assets	29,892	24,327
Total current assets	1,182,336	1,117,962
Property and equipment, net	3,690	5,797
Operating lease right-of-use assets	533	998
Equity method investment	9,634	12,682
Goodwill	8,145	8,145
Intangible assets, net	2,254	3,901
Deferred contract acquisition costs, non-current	15,104	15,628
Other non-current assets	5,200	4,087
TOTAL ASSETS	$1,226,896	$1,169,200
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,023	$5,184
Accrued expenses and other current liabilities	269,980	25,954
Accrued compensation and benefits	23,272	20,776
Deferred revenue, current	287,647	254,382
Total current liabilities	585,922	306,296
Deferred revenue, non-current	23,016	28,355
Other non-current liabilities	24,776	9,824
TOTAL LIABILITIES	633,714	344,475
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0000025 par value; 50,000 shares authorized as of October 31, 2023 and January 31, 2023; no shares issued and outstanding as of October 31, 2023 and January 31, 2023	—	—
Class A Common stock, $0.0000025 par value; 1,500,000 shares authorized as of October 31, 2023 and January 31, 2023; 107,732 and 94,655 shares issued and outstanding as of October 31, 2023 and January 31, 2023, respectively	—	—
Class B Common stock, $0.0000025 par value; 250,000 shares authorized as of October 31, 2023 and January 31, 2023; 47,964 and 56,489 shares issued and outstanding as of October 31, 2023 and January 31, 2023, respectively	—	—
Additional paid-in capital	1,658,375	1,497,373
Accumulated deficit	(1,113,355)	(725,648)
Accumulated other comprehensive income (loss)	1,547	(705)
Total GitLab stockholders’ equity	546,567	771,020
Noncontrolling interests	46,615	53,705
TOTAL STOCKHOLDERS’ EQUITY	593,182	824,725
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,226,896	$1,169,200
__________
(1) As of October 31, 2023 and January 31, 2023, the consolidated balance sheet includes assets of the consolidated variable interest entity, GitLab Information Technology (Hubei) Co., LTD (“JiHu”), of $48.6 million and $62.8 million, respectively, and liabilities of $5.9 million and $8.9 million, respectively. The assets of JiHu can be used only to settle obligations of JiHu and creditors of JiHu do not have recourse against the general credit of GitLab Inc.

GitLab Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue:
Subscription—self-managed and SaaS	$130,993	$98,435	$364,280	$264,294
License—self-managed and other	18,675	14,546	51,847	37,135
Total revenue	149,668	112,981	416,127	301,429
Cost of revenue:
Subscription—self-managed and SaaS	11,559	11,113	33,321	29,717
License—self-managed and other	3,525	3,451	10,398	7,725
Total cost of revenue	15,084	14,564	43,719	37,442
Gross profit	134,584	98,417	372,408	263,987
Operating expenses:
Sales and marketing	86,978	81,080	265,631	228,479
Research and development	49,058	41,113	148,452	112,463
General and administrative	38,815	33,186	110,882	88,182
Total operating expenses	174,851	155,379	524,965	429,124
Loss from operations	(40,267)	(56,962)	(152,557)	(165,137)
Interest income	10,874	4,657	27,301	8,247
Other income (expense), net	569	2,661	(508)	22,609
Loss before income taxes and loss from equity method investment	(28,824)	(49,644)	(125,764)	(134,281)
Loss from equity method investment, net of tax	(743)	(756)	(2,408)	(1,775)
Provision for income taxes	256,788	65	262,290	2,519
Net loss	$(286,355)	$(50,465)	$(390,462)	$(138,575)
Net loss attributable to noncontrolling interest	(1,197)	(2,010)	(2,755)	(4,997)
Net loss attributable to GitLab	$(285,158)	$(48,455)	$(387,707)	$(133,578)
Net loss per share attributable to GitLab Class A and Class B common stockholders, basic and diluted	$(1.84)	$(0.33)	$(2.53)	$(0.90)
Weighted-average shares used to compute net loss per share attributable to GitLab Class A and Class B common stockholders, basic and diluted	155,123	148,883	153,504	147,812

GitLab Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss, including amounts attributable to noncontrolling interest	$(390,462)	$(138,575)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	120,032	88,926
Charitable donation of common stock	8,025	—
Amortization of intangible assets	1,646	1,767
Depreciation expense	3,329	2,198
Amortization of deferred contract acquisition costs	31,066	32,693
Gain from deconsolidation of Meltano Inc.	—	(17,798)
Loss from equity method investment	3,048	2,247
Net amortization of premiums or discounts on short-term investments	(14,361)	(3,346)
Unrealized foreign exchange loss (gain), net	252	(4,081)
Other non-cash expense, net	317	439
Changes in assets and liabilities:
Accounts receivable	(5,291)	(22,163)
Prepaid expenses and other current assets	(8,183)	(5,320)
Deferred contract acquisition costs	(31,760)	(33,145)
Other non-current assets	(1,174)	2,050
Accounts payable	(224)	1,393
Accrued expenses and other current liabilities	245,857	3,249
Accrued compensation and benefits	2,842	(15,150)
Deferred revenue	29,158	40,200
Other non-current liabilities	16,070	(1,272)
Net cash provided by (used in) operating activities	10,187	(65,688)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(573,676)	(631,951)
Proceeds from maturities of short-term investments	526,979	122,701
Purchases of property and equipment	(1,269)	(5,018)
Deconsolidation of Meltano Inc.	—	(9,620)
Escrow payment related to business combination, after acquisition date	(2,500)	—
Net cash used in investing activities	(50,466)	(523,888)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock upon exercise of stock options, including early exercises, net of repurchases	22,492	17,454
Issuance of common stock under employee stock purchase plan	7,751	9,554
Contributions received from noncontrolling interests, net of issuance costs	—	61,726
Partial settlement of acquisition related contingent cash consideration	—	(3,137)
Net cash provided by financing activities	30,243	85,597
Impact of foreign exchange on cash and cash equivalents	(2,557)	(8,524)
Net decrease in cash and cash equivalents	(12,593)	(512,503)
Cash, cash equivalents, and restricted cash at beginning of period	297,902	887,172
Cash, cash equivalents, and restricted cash at end of period	$285,309	$374,669
Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$285,309	$372,169
Restricted cash, included in prepaid expenses and other current assets	—	2,500
Total cash, cash equivalents and restricted cash	$285,309	$374,669

GitLab Inc.
Reconciliation of GAAP to Non-GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Gross profit on GAAP basis	$134,584	$98,417	$372,408	$263,987
Gross margin on GAAP basis	90%	87%	89%	88%
Stock-based compensation expense	1,648	1,248	4,760	3,623
Amortization of acquired intangibles	521	521	1,546	1,546
Restructuring charges	—	—	463	—
Gross profit on non-GAAP basis	$136,753	$100,186	$379,177	$269,156
Gross margin on non-GAAP basis	91%	89%	91%	89%

Sales and marketing on GAAP basis	$86,978	$81,080	$265,631	$228,479
Stock-based compensation expense	(16,523)	(12,905)	(51,582)	(34,807)
Restructuring charges	54	—	(3,623)	$—
Sales and marketing on non-GAAP basis	$70,509	$68,175	$210,426	$193,672

Research and development on GAAP basis	$49,058	$41,113	$148,452	$112,463
Stock-based compensation expense	(12,738)	(10,030)	(36,917)	(26,405)
Restructuring charges	(72)	—	(2,119)	—
Research and development on non-GAAP basis	$36,248	$31,083	$109,416	$86,058

General and administrative on GAAP basis	$38,815	$33,186	$110,882	$88,182
Amortization of acquired intangibles	—	(70)	(100)	(221)
Stock-based compensation expense	(10,425)	(9,525)	(26,773)	(24,091)
Restructuring charges	4	—	(1,634)	—
Charitable donation of common stock	(2,675)	—	(8,025)	—
Changes in the fair value of acquisition related contingent consideration	—	(1,063)	—	(1,063)
Other non-recurring charges(1)	(413)	—	(413)	—
General and administrative on non-GAAP basis	$25,306	$22,528	$73,937	$62,807

Loss from operations on GAAP basis	$(40,267)	$(56,962)	$(152,557)	$(165,137)
Stock-based compensation expense	41,334	33,708	120,032	88,926
Amortization of acquired intangibles	521	591	1,646	1,767
Restructuring charges	14	—	7,839	—
Charitable donation of common stock	2,675	—	8,025	—
Changes in the fair value of acquisition related contingent consideration	—	1,063	—	1,063
Other non-recurring charges(1)	413	—	413	—
Income (loss) from operations on non-GAAP basis	$4,690	$(21,600)	$(14,602)	$(73,381)

Other income (expense), net on GAAP basis	$569	$2,661	$(508)	$22,609
Gain from deconsolidation of Meltano Inc.	—	—	—	(17,798)
Foreign exchange gains (losses), net	(488)	(2,855)	506	(5,361)
Other income (expense), net on non-GAAP basis	$81	$(194)	$(2)	$(550)

Net loss attributable to GitLab common stockholders on GAAP basis	$(285,158)	$(48,455)	$(387,707)	$(133,578)
Stock-based compensation expense	41,334	33,708	120,032	88,926
Amortization of acquired intangibles	521	591	1,646	1,767
Restructuring charges	14	—	7,839	—
Charitable donation of common stock	2,675	—	8,025	—

Changes in the fair value of acquisition related contingent consideration	—	1,063	—	1,063
Gain from deconsolidation of Meltano Inc.	—	—	—	(17,798)
Loss from equity method investment, net of tax	743	756	2,408	1,775
Foreign exchange gains (losses), net	(488)	(2,855)	506	(5,361)
Other non-recurring charges(1)	413	—	413	—
Income tax adjustment(1)	254,392	—	254,392	—
Net income (loss) attributable to GitLab common stockholders on non-GAAP basis	$14,446	$(15,192)	$7,554	$(63,206)

GAAP net loss per share, basic and diluted	$(1.84)	$(0.33)	$(2.53)	$(0.90)
Non-GAAP net income (loss) per share, basic	$0.09	$(0.10)	$0.05	$(0.43)
Non-GAAP net income (loss) per share, diluted	$0.09	$(0.10)	$0.05	$(0.43)

Shares used in per share calculation - basic on GAAP basis	155,123	148,883	153,504	147,812
Effect of dilutive securities(2)	7,671	—	7,774	—
Shares used in per share calculation - diluted on non-GAAP basis	162,794	148,883	161,278	147,812

(1) Other non-recurring charges and income tax adjustment related to BAPA negotiations.
(2) Shares used for net income per share on non-GAAP basis include incremental dilutive shares related to restricted stock units, options, and shares issuable under GitLab Inc.’s 2021 Employee Stock Purchase Plan that are anti-dilutive on a GAAP basis.

Media Contact:
Lisa Boughner
VP, Global Communications
GitLab Inc.
press@gitlab.com

Investor Contact:
James Shen
Sr. Dir. Finance
GitLab Inc.
ir@gitlab.com